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                                                                    EXHIBIT 21

                            MB FINANCIAL, INC.

                    SUBSIDIARIES OF MB FINANCIAL, INC.

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                                                                                              State of
            Subsidiary                                Ownership                             Incorporation
            ----------                                ---------                             -------------
Manufacturers National Corporation            Wholly-owned subsidiary of MB Financial, Inc.      Illinois
Coal City Capital Trust I                     Wholly-owned subsidiary of MB Financial, Inc.      Delaware
Manufacturers Bank                            Wholly-owned subsidiary of Manufacturers
                                              National Corporation                               Illinois
Ashland Management Agency, Inc.               Wholly-owned subsidiary of Manufacturers Bank      Illinois
MB1200 Corporation                            Wholly-owned subsidiary of Manufacturers Bank      Illinois
Manufacturers Deferred Exchange Corporation   Wholly-owned subsidiary of Manufacturers Bank      Illinois
Manufacturers Community Development
Corporation                                   Wholly-owned subsidiary of Manufacturers Bank      Illinois
Manufacturers Funding Corporation             Wholly-owned subsidiary of Manufacturers Bank      Illinois
Avondale Financial Services, Inc.             Wholly-owned subsidiary of Manufacturers Bank      Illinois
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